UNITED STATES
SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

PURSUANT TO SECTION 13 OR 15(d)
OF THE SECURITIES EXCHANGE ACT OF 1934

DATE OF REPORT (DATE OF EARLIEST EVENT REPORTED):  December 6, 2004

STEWART & STEVENSON SERVICES, INC.

(Exact name of registrant as specified in its charter)

Texas

0-8493

74-1051605

(State or other jurisdiction of incorporation)	(Commission File Number)	(I.R.S. Employer Identification No.)

2707 North Loop West Houston, Texas		77008
(Address of principal executive offices)		(Zip code)

Registrant’s telephone number, including area code: (713) 868-7700

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐  Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐  Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐  Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐  Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 1.01.  Entry Into a Material Definitive Agreement

On December 6, 2004, Stewart & Stevenson Services, Inc. (the “Company”) and S&S TUG Service Centers, Inc. (collectively, the “Sellers”) entered into a definitive agreement to sell substantially all of the assets and business of the Company’s Airline Products Division (the “Business”) to TUG Acquisition Corp. TUG Acquisition Corp. was formed for the purpose of acquiring the Business and is affiliated with Jacobson Partners, a New York private equity firm.  The consideration for the acquired assets will be $60 million in cash, certain deferred consideration and the assumption of specified liabilities.  The sale is expected to close in January 2005 subject to receipt of required regulatory approvals and other customary conditions to closing.

Item 7.01 Regulation FD Disclosure

A copy of the press release announcing the execution of the acquisition agreement is being furnished pursuant to Regulation FD. The information in the press release shall not be deemed to be “filed” for the purposes of Section 18 of the Securities Exchange Act of 1934, as amended, or otherwise subject to the liability of that section. Furthermore, the press release shall not be deemed to be incorporated by reference into the Company’s filings under the Securities Act of 1933, as amended, except as set forth with respect thereto in any such filing.

Item 9.01.                                              Financial Statements and Exhibits.

Exhibit Number	Description of Exhibit

Exhibit 99.1	Company Press Release dated December 7, 2004, titled “Stewart & Announces Agreement for the Sale of Its Airline Products Business”

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereto duly authorized.

STEWART & STEVENSON SERVICES, INC.

Date: December 9, 2004	By:	/s/ John B. Simmons
	Name:	John B. Simmons
	Title:	Vice President and Chief Financial Officer

EXHIBIT INDEX

99.1                           Company Press Release dated December 7, 2004, titled “Stewart & Announces Agreement for the Sale of Its Airline Products Business”.